UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2016

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.

1-9516	Icahn Enterprises L.P. 767 Fifth Avenue, Suite 4700 New York, New York 10153 (212) 702-4300	Delaware	13-3398766

333-118021-01	ICAHN ENTERPRISES HOLDINGS L.P. 767 Fifth Avenue, Suite 4700 New York, New York 10153 (212) 702-4300	Delaware	13-3398767

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 1, 2016, CVR Partners, LP, a Delaware limited partnership (the “Partnership”) and an indirect subsidiary of Icahn Enterprises L.P. (“IEP”), completed the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of August 9, 2015 (the “Merger Agreement”), by and among the Partnership, Lux Merger Sub 1 LLC, a Delaware limited liability company and wholly-owned subsidiary of the Partnership (“Merger Sub 1”), Lux Merger Sub 2 LLC, a Delaware limited liability company and wholly-owned subsidiary of the Partnership (“Merger Sub 2”), East Dubuque Nitrogen Partners, L.P. (formerly known as Rentech Nitrogen Partners, L.P.), a Delaware limited partnership (“Rentech Nitrogen”), and East Dubuque Nitrogen GP, LLC (formerly known as Rentech Nitrogen GP, LLC), a Delaware limited liability company (“Rentech Nitrogen GP”). Pursuant to the terms and conditions set forth in the Merger Agreement, (i) Merger Sub 1 merged with and into Rentech Nitrogen GP, the general partner of Rentech Nitrogen, with Rentech Nitrogen GP continuing as the surviving entity as a wholly-owned subsidiary of the Partnership, and (ii) Merger Sub 2 merged with and into Rentech Nitrogen, with Rentech Nitrogen continuing as the surviving entity as a subsidiary of the Partnership (collectively, the “Merger”).

On April 1, 2016, in connection with the closing of the Merger, the Partnership entered into a new $320 million senior term loan facility (the “AEPC Facility”) with American Entertainment Properties Corp., a Delaware corporation (“AEPC”) and an indirect subsidiary of IEP, as the lender, which (i) may be used by the Partnership to provide funds to Rentech Nitrogen to make a change of control offer and, if applicable, a “clean-up” redemption in accordance with the indenture governing Rentech Nitrogen’s 6.500% Second Lien Senior Secured Notes due 2021 (the “Second Lien Notes”) or (ii) may be used by the Partnership or Rentech Nitrogen to make a tender offer for the Second Lien Notes and, in each case, pay fees and expenses related thereto. The AEPC Facility is for a term of two years and bears interest at a rate of 12% per annum. The AEPC Facility contains covenants that require the Partnership to, among other things, notify AEPC of the occurrence of any default or event of default and provide AEPC with information in respect of the Partnership’s business and financial status as it may reasonably require, including, but not limited to, copies of the Partnership’s unaudited quarterly financial statements and audited annual financial statements. In addition, the AEPC Facility contains customary events of default, including, among others, failure to pay any sum payable when due and the occurrence of a default of other indebtedness in excess of $25.0 million.

On April 1, 2016, in connection with the closing of the Merger, the Partnership entered into a new $300 million senior term loan facility (the “Coffeyville Facility”) with Coffeyville Resources, LLC, a Delaware limited liability company and the sole member of the general partner of the Partnership (“Coffeyville”), as the lender, which may be used by the Partnership (i) to fund the repayment of amounts outstanding under the Credit Agreement, dated as of July 22, 2014, as amended, among Rentech Nitrogen, Rentech Nitrogen Finance Corporation, the guarantors party thereto, the lenders and other financial institutions party thereto, and Wells Fargo Bank, National Association, as successor-in-interest by assignment from General Electric Company, as administrative agent, (ii) to pay the Cash Consideration and to pay fees and expenses in connection with the Merger and related transactions and (iii) to repay all of the loans outstanding under the Credit and Guaranty Agreement (the “Credit Agreement”), dated as of April 13, 2011, among the Partnership, Coffeyville Resources Nitrogen Fertilizers, LLC, the lenders party thereto and Goldman Sachs Lending Partners LLC, as administrative agent and collateral agent. The Coffeyville Facility is for a term of two years and bears interest at a rate of 12% per annum. The Coffeyville Facility contains covenants that require the Partnership to, among other things, notify Coffeyville of the occurrence of any default or event of default and provide Coffeyville with information in respect of the Partnership’s business and financial status as it may reasonably require, including, but not limited to, copies of the Partnership’s unaudited quarterly financial statements and audited annual financial statements. In addition, the Coffeyville Facility contains customary events of default, including, among others, failure to pay any sum payable when due and the occurrence of a default of other indebtedness in excess of $25.0 million.

On April 1, 2016, in connection with the completion of the Merger, the Partnership repaid all amounts outstanding under the Credit Agreement. Effective upon such repayment, the Credit Agreement and all related loan documents and security interests were terminated and released.

The foregoing description is qualified in its entirety by reference to the full text of the AEPC Facility and Coffeyville Facility, which are attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Senior Term Loan Credit Agreement dated as of April 1, 2016 between CVR Partners, LP, as Borrower, and American Entertainment Properties Corp., as Lender
10.2	Senior Term Loan Credit Agreement dated as of April 1, 2016 between CVR Partners, LP, as Borrower, and Coffeyville Resources, LLC, as Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc. its general partner

		By:	/s/ SungHwan Cho
Date: April 7, 2016			SungHwan Cho Chief Financial Officer

ICAHN ENTERPRISES HOLDINGS L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc. its general partner

		By:	/s/ SungHwan Cho
Date: April 7, 2016			SungHwan Cho Chief Financial Officer